11/98                                                              EXHIBIT 10.26

                               EQUIPMENT SCHEDULE
                           (Quasi Lease - Fixed Rate)
                                 SCHEDULE NO. 4
                            DATED THIS APRIL 20, 2000
                            TO MASTER LEASE AGREEMENT
                           DATED AS OF MARCH 27, 1997

LESSOR & MAILING ADDRESS:                          LESSEE & MAILING ADDRESS:
GENERAL ELECTRIC CAPITAL CORPORATION               SIGMATRON INTERNATIONAL, INC.
2400 E. KATELLA AVENUE SUITE 800                   2201 LANDMEIER RD.
ANAHEIM, CA 92806                                  ELK GROVE VILLAGE, IL 60007

This Schedule is executed pursuant to, and incorporates by reference the terms and conditions of, and capitalized terms not defined herein shall have the meanings assigned to them in, the Master Lease Agreement identified above ("AGREEMENT", said Agreement and this Schedule being collectively referred to as "LEASE"). This Schedule, incorporating by reference the Agreement, constitutes a separate instrument of lease.

A. EQUIPMENT: Subject to the terms and conditions of the Lease, Lessor agrees to lease to Lessee the Equipment described below (the "EQUIPMENT").

NUMBER         CAPITALIZED
OF UNITS       LESSOR'S COST        MANUFACTURER                 SERIAL NUMBERS            YEAR/MODEL AND TYPE OF EQUIPMENT
--------       -------------        ------------                 --------------            --------------------------------
1              $120,750.00          Universal Instruments Corp.  PART #: 47557002          VCD Sequencer 8 Base Machine

1                                   Universal Instruments Corp.  PART #: 30816103          Rotary Disc;

1                                   Universal Instruments Corp.  PART #: 47673901          White Non Pass-Through Configuration;

1              $ 16,767.00          Universal Instruments Corp.  PART #: 30816103          Expanded Range Component Verifier

1                                   Universal Instruments Corp.  PART #: 47589306          Insertion Head, Standard Tooling;

1                                   Universal Instruments Corp.  PART #: 47773701          Basic Machine Tool Kit,
                                                                                           Std/5mm/5.5mm;

1              $ 10,350.00          Universal Instruments Corp.  PART #: 47691402          1-40 Station Add-On Modules

40             $ 14,076.00          Universal Instruments Corp.  PART #: 47828101          .200P Refire Dispensing Head

1              $  1,656.00          Universal Instruments Corp.  PART #: C2960500          Basic S.H. Adjustable Workboard

1              $  4,830.00          Universal Instruments Corp.  PART #: 48031101          Jumper Wire System

Equipment immediately listed above is located at: Standard Components de Mexico, Acuna, Mexico

B.   FINANCIAL TERMS

1.  Advance Rent (if any): $ 5,504.17.                   6.  Lessee Federal Tax ID No.: 363918470.

2.  Capitalized Lessor's Cost: $ 168,429.00.             7.  Last Delivery Date: May 31, 2000.

3.  Basic Term (No. of Months): 36 Months.               8.  Daily Lease Rate Factor: .10856%.

4.  Basic Term Lease Rate Factor: 3.267945%.             9.  Interest Rate: 10.64% per annum.

5.  Basic Term Commencement Date: May 9, 2000           10.  Option Payment: $ 1.00.


11. First Termination Date: Thirty-six (36) months after the Basic Term Commencement Date.

12. Interim Rent: For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on N/A.

13. Basic Term Rent. Commencing on MAY 9, 2000 and on the same day of each month thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as rent ("BASIC TERM RENT") the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of all Equipment on this Schedule.

14. Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.

15. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost. Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

C. INTEREST RATE: Interest shall accrue from the Lease Commencement Date through and including the date of termination of the Lease.

D.   PROPERTY TAX

     APPLICABLE TO EQUIPMENT LOCATED IN ACUNA, MEXICO: Lessee agrees that it will (a) list all such Equipment, (b) report all property taxes assessed against such Equipment and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.

     Lessor may notify Lessee (and Lessee agrees to follow such notification) regarding any changes in property tax reporting and payment responsibilities.

E.   STIPULATED LOSS AND TERMINATION VALUE TABLE*

                                       stipulated
                          termination        loss
                payment         value       value
                 number     % of cost   % of cost
                      1       100.638     104.541
                      2        98.255     102.077
                      3        95.851      99.591
                      4        93.424      97.084
                      5        90.976      94.554
                      6        88.505      92.002
                      7        86.012      89.428
                      8        83.496      86.831
                      9        80.958      84.212
                     10        78.396      81.569
                     11        75.812      78.904
                     12        73.204      76.214
                     13        70.572      73.502
                     14        67.916      70.765
                     15        65.237      68.004
                     16        62.533      65.219
                     17        59.804      62.410
                     18        57.051      59.575
                     19        54.273      56.716
                     20        51.470      53.832
                     21        48.641      50.922
                     22        45.787      47.987
                     23        42.907      45.026
                     24        40.000      42.038
                     25        37.068      39.024
                     26        34.108      35.984
                     27        31.122      32.917
                     28        28.109      29.823
                     29        25.069      26.701
                     30        22.001      23.552
                     31        18.905      20.376
                     32        15.781      17.171
                     33        12.629      13.937
                     34         9.449      10.676
                     35         6.239       7.385
                     36         3.001       4.065

     *The Stipulated Loss Value or Termination Value for any unit of Equipment shall be the Capitalized Lessor's Cost of such unit multiplied by the appropriate percentage derived from the above table. In the event that the Lease is for any reason extended, then the last percentage figure shown above shall control throughout any such extended term.


F.   MODIFICATIONS AND ADDITIONS FOR THIS SCHEDULE ONLY

For purposes of this Schedule only, the Agreement is amended as follows:

1.   LEASE TERM OPTIONS

     Lessee hereby irrevocably agrees to purchase the Equipment upon the expiration of the Basic Term. Lessee shall pay the Lessor the purchase price of One dollars ($1.00) in cash for the Equipment, on or before May 8, 2003.

     THE EQUIPMENT SHALL BE SOLD TO LESSEE AND POSSESSION MADE AVAILABLE TO LESSEE "AS-IS" AND "WHERE-IS"; LESSOR WILL NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO ANY WARRANTY AS TO FITNESS FOR ANY PARTICULAR OR OTHER PURPOSE, MERCHANTABILITY, OR PATENT INFRINGEMENT, EXCEPT THAT LESSOR SHALL HAVE THE RIGHT TO SELL THE EQUIPMENT AND SHALL TRANSFER TO LESSEE GOOD TITLE FREE AND CLEAR OF ANY SUPERIOR LIEN OR ENCUMBRANCE CREATED BY LESSOR. LESSEE IS LIABLE FOR ANY TAXES PAYABLE AS A RESULT OF THIS SALE.

3. Lessor, Lessee and GE Capital Bank, S.A. Institucion de Banca Multiple, Grupo Financiero GE Capital ("Trustee") are parties to the Administration Trust Agreement, dated November 23, 1998, to secure Lessee's obligations to Lessor under this Agreement. Lessee further agrees that it will not raise the absence of formal determination of default by a court or other tribunal as a defense to any action by the Trustee following a default by Lessee under the Lease. Lessor and Lessee further agree that the term of the Lease shall govern the resolution of any dispute between Lessor and Lessee relating to the Equipment.

H.   PAYMENT AUTHORIZATION

     You are hereby irrevocably authorized and directed to deliver and apply the proceeds due under this Schedule as follows:

     COMPANY NAME                             ADDRESS                     AMOUNT
     ------------                             -------                     ------
     SigmaTron International, Inc.                                        $ 168,429.00
     2201 Landmeier Road
     Elk Grove Village, IL 60007

     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.


     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                   LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION      SIGMATRON INTERNATIONAL, INC.


By:                                       By:
   ----------------------------------        -----------------------------------
Name:                                     Name:
     --------------------------------          ---------------------------------
Title:                                    Title:
      -------------------------------           --------------------------------

                ADDENDUM TO EQUIPMENT SCHEDULE NO. 4 ("SCHEDULE")
                                       TO
                             MASTER LEASE AGREEMENT
                         DATED MARCH 27, 1997 ("LEASE")
                                     BETWEEN
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       AND
                    SIGMATRON INTERNATIONAL, INC. ("LESSEE")


WHEREAS, Lessor and Lessee have entered into the Lease pursuant to which Lessee is leasing from Lessor the equipment described in the Schedule (the "Equipment"); and

WHEREAS, Lessee wishes to cause the Equipment to be located during part or all of the Term at its Maquiladora subsidiary in Mexico, with Lessor's consent as required by Section V(c) of said Master Lease Agreement.

NOW, THEREFORE, in consideration of Lessor consenting to the location of the Equipment in Mexico for use by Lessee's Maquiladora subsidiary (the Maquiladora") and the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Lessee represents that at lease commencement the Equipment is located at the Maquiladora in the following location in Mexico: Standard Components de Mexico, S.A., Acuna, Mexico.

2. Lessee shall provide Lessor evidence of insurance valid in Mexico covering the Equipment in accordance with the terms of the Lease while the Equipment is in Mexico.

3. Lessee shall be responsible for obtaining and maintaining all permits, licenses and approvals required by either the United States or the Mexican governments for the export and import of the Equipment; and shall directly pay all applicable taxes, duties, imposts and fees of any kind accessed or levied against or in connection with the Equipment or the use, operation, possession, ownership, lease, or location thereof by the Mexican government, any State of Mexico, or any political subdivision thereof ("Taxes") and Lessee shall indemnify and hold Lessor harmless from any fees, penalties, assessments and fines resulting from the failure to pay, obtain or maintain any thereof. Upon Lessor's written request, Lessee shall promptly provide to Lessor documentary evidence of all such permits, licenses and approvals and of the payment of all such Taxes.

4. Lessee shall comply with the laws, rules and regulations of Mexico applicable to the use of the Equipment and shall indemnify and hold Lessor harmless from any fees, penalties, assessments and fines resulting from the failure to so comply.

5. If applicable, Lessee shall name Lessor in item 15 of the Application for Export License as owner of the Equipment and furnish to Lessor a copy of the validated license or Lessee shall provide Lessor with evidence that the Equipment is eligible for a general license under the Export Administration Regulations contained in Chapter III of Title 16 of the Code of Federal Regulations as they may be amended or supplemented from time to time.

6. Lessee, Lessor and the Maquiladora shall execute and file a Commodatum Agreement covering the Equipment in a form acceptable to Lessor. All legal fees and filing expenses and cost associated with the drafting and filing of the Commodatum shall be paid by Lessee. Lessee and Lessor expressly agree, however, that the execution, delivery and filing of the Commodatum Agreement is intended solely to establish a bailment of the Equipment with the Maquiladora as required by the laws of Mexico and not to change the terms and conditions of the Lease. Lessee and Lessor further agree that all rights and obligation of either of them with respect to the Equipment are governed by and shall be interpreted in accordance with their intent as expressed in the Lease, notwithstanding any contrary term in the Commodatum Agreement. In no event shall either Lessee or Lessor avail itself of a right in any manner inconsistent with the terms of the Lease.

7.   Lessee shall provide to Lessor true copies of the following:

     i. Each agreement that it has entered into with its Mexico subsidiary which sets forth the relationship and obligations between the two companies, or under which assets to be used by the subsidiary are owned by the Lessee and loaned to the subsidiary, or both;

     ii. Documentary evidence that Lessee has paid any applicable import duty or posted a bond in lieu of duty payment; and

     iii. Any document that Lessee has submitted to the Mexican government which sets forth all the pertinent data relating to the proposed operation of Lessee's Mexican subsidiary for two years and that such document has received all necessary approvals.

8. Upon default as defined in the Lease or, unless Lessee exercises its option in Section XX of said Master Lease Agreement, upon expiration of the Initial Term or any renewals thereof, Lessee shall return the Equipment to Lessor within ten days in accordance with the terms of the Lease. Upon its return to Lessor, the Equipment shall be configured so that it can physically and legally be used in the United States without modification, repair or improvement either to make it compatible with the electric power supply generally available in the United

     States or to bring it in compliance with the safety, health and environmental laws and regulations of the United States and the several States, and with all current engineering changes installed. Upon its return to Lessor, the Equipment shall be recertifiable by the manufacturer for continuous United States maintenance at no additional expense to Lessor. The determination of "Fair Market Value" and "Fair Rental Value," as the terms are used in the Lease and Schedule, shall be based on the assumption that the Equipment is configured in accordance with this paragraph.

9. Lessee covenants that if Lessee fails to return the Equipment as provided in Paragraph 8 of this Addendum, it shall not assert Lessor's failure to mitigate its damages as a defense to any claim, suit or action for damages or deficiency that may be filed by Lessor, its successors or assigns.

10. Lessee shall assume all risks relating to the location of the Equipment in Mexico including but not limited to the effects of all economic and political changes such as the abolishment of the Maquiladora program or policy changes by either the Mexican or United States governments regarding importing and exporting. The foregoing examples are given by way of illustration only and shall not be construed as exhaustive. Lessee shall not be excused from its obligation to pay Rent or any other obligation under the Lease for any reason including but not limited to any such economic or political changes.

11. The warranties, representations and covenants contained in this Addendum shall constitute material terms of the Lease for purposes of determining whether a default has occurred under the terms of the Lease.

Lessor and Lessee hereby agree that, except as modified herein, all of the terms and conditions of the Lease and Schedule shall remain in full force and effect.


LESSOR:                                LESSEE:

General Electric Capital Corporation   SigmaTron International, Inc.


By:                                    By:
    --------------------------------       ----------------------------------


------------------------------------   --------------------------------------
Typed or printed name and title        Typed or printed name and title